UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 12, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report filed by GNC Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on March 12, 2012 (the “Original Filing”).  This Amendment No. 1 provides updated information with the respect to the disclosure provided in the Original Filing.

Item 2.02               Results of Operations and Financial Condition.

Domestic company-owned same store sales (including GNC.com internet sales, “Same Store Sales”) is one of the primary drivers of the Company’s business and is thus indicative of the Company’s overall performance. Through January and February, 2012, preliminary results reflect that Same Store Sales increased by approximately 16% compared to the same period in the prior year due to continued strength in major product categories.  This compares to an increase of approximately 6% in Same Store Sales for the first two months of fiscal 2011, and a 7.5% increase that the Company reported for the first quarter of fiscal 2011, compared to the same periods in the prior year.  The first fiscal quarter of 2011 included a monthly Same Store Sales increase of 10.4% in March 2011 compared to March 2010, which is notable because March 2011 marked the beginning of relatively higher Same Store Sales performance in 2011, which has continued in 2012.

The above information and expectations are based on preliminary data for only a portion of the first quarter, which has not been subjected to the Company’s normal quarter-end closing and review procedures. Because the preliminary information for this period is not for an entire fiscal period and will be subject to quarter-end closing procedures and/or adjustments, it should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States and reviewed by the Company’s auditors. This preliminary information could change materially and is not necessarily indicative of the results to be achieved for the quarter ending March 31, 2012, the remainder of fiscal year 2012 or any future period.

The information above contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information.  Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook.  While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those described or implied by such forward-looking statements.  For a listing of factors that may materially affect such forward-looking statements, please refer to the prospectus that is contained in the Company’s registration statement on Form S-1 (File No. 333-179838) filed with the U.S. Securities and Exchange Commission.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 7.01               Regulation FD Disclosure.

See Item 2.02 of this current report on Form 8-K, which is incorporated herein by reference.

The information disclosed under this Item 7.01 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2012

GNC HOLDINGS, INC.

	By:	/s/ Michael M. Nuzzo
Michael M. Nuzzo
Executive Vice President, Chief Financial
Officer